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                                                                      Exhibit 23
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



P. H. Glatfelter Company:

We hereby consent to the incorporation by reference in the Registration Statements of P. H. Glatfelter Company on Form S-8 (Registration Nos. 33-24858, 33-25884, 33-53338 and 33-37198) of our reports dated February 11, 1994 on the consolidated financial statements of P. H. Glatfelter Company and subsidiaries appearing in and incorporated by reference in your Annual Report on Form 10-K for the year ended December 31, 1993.





DELOITTE & TOUCHE


Philadelphia, Pennsylvania
February 11, 1994